EXHIBIT 4.1






                     Charming Shoppes, Inc.


                              and


            American Stock Transfer & Trust Company

                        as Rights Agent









                      AMENDED AND RESTATED
                        RIGHTS AGREEMENT

                  Dated as of February 1, 2001










                       Table of Contents

Section                                                      Page

Section 1.  Certain Definitions                                            -2-

Section 2.  Appointment of Rights Agent                                    -5-

Section 3.  Issue of Rights Certificates                                   -5-

Section 4.  Form of Rights Certificates                                    -7-

Section 5.  Countersignature and Registration                              -8-

Section 6.  Transfer, Split Up, Combination and Exchange of Rights
            Certificates; Mutilated, Destroyed, Lost or Stolen Rights
            Certificates                                                   -9-

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights
                                                                          -10-

Section 8.  Cancellation and Destruction of Rights Certificates           -12-

Section 9.  Reservation and Availability of Capital Stock; Registration of
            Securities                                                    -12-

Section 10. Capital Stock Record Date                                     -13-

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or
            Number of Rights                                              -14-

Section 12. Certificate of Adjusted Purchase Price or Number of Shares    -23-

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning
            Power                                                         -23-

Section 14. Fractional Rights and Fractional Shares                       -26-

Section 15. Rights of Action                                              -28-

Section 16. Agreement of Rights Holders                                   -28-

Section 17. Rights Certificate Holder Not Deemed a Shareholder            -29-

Section 18. Concerning the Rights Agent                                   -29-

Section 19. Merger or Consolidation or Change of Name of Rights Agent     -30-

Section 20. Duties of Rights Agent                                        -30-

Section 21. Change of Rights Agent                                        -32-

Section 22. Issuance of New Rights Certificates                           -33-

Section 23. Redemption and Termination                                    -34-

Section 24. Notice of Certain Events                                      -35-

Section 25. Notices                                                       -36-

Section 26. Supplements and Amendments                                    -36-

Section 27. Successors                                                    -37-

Section 28. Determinations and Actions by the Board of Directors, etc     -37-

Section 29. Benefits of this Agreement                                    -37-

Section 30. Severability                                                  -38-

Section 31. Governing Law                                                 -38-

Section 32. Counterparts                                                  -38-

Section 33. Descriptive Headings                                          -38-


                        RIGHTS AGREEMENT


          AMENDED AND RESTATED RIGHTS AGREEMENT, dated as
February 1, 2001 (the "Agreement"), between CHARMING SHOPPES,
INC., a Pennsylvania corporation (the Company), and American
Stock Transfer & Trust Company (the "Rights Agent").

                      W I T N E S S E T H

          WHEREAS, on April 27, 1989, the Mellon Bank (East)
National Association (as the rights agent) and the Company entered into a Rights Agreement (the "Original Rights Agreement") dated as of April 27, 1989.

          WHEREAS, on April 27, 1989, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as defined in the Original Rights Agreement) for each share of common stock of the Company outstanding at the close of business on May 11, 1989 and authorized the issuance of one Right (as defined in the Original Rights Agreement), with each Right (as defined in the Original Rights Agreement) initially representing the right to purchase one three-hundredth of a Preferred Share (as defined in the Original Rights Agreement) of the Company having the rights, powers and preferences set forth in the form of a resolution of the Board of Directors; and

          WHEREAS, the Original Rights Agreement and all Rights outstanding thereunder expired in accordance with the terms of the Original Rights Agreement at the close of business on April
26, 1999; and

          WHEREAS, the Board of Directors of the Company authorized and declared a dividend distribution payable effective immediately following the close of business on April 26, 1999 (the "Rights Dividend Declaration Date") of one Right (defined below) for each Common Share (as hereinafter defined) of the Company outstanding at the close of business on April 12, 1999 (the "Record Date") with each Right initially representing the right-to purchase one three-hundredth of a Preferred Share (as hereinafter defined) of the Company having the rights, powers and preferences set forth in the form of the Resolution of the Board of Directors attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights"); and

          WHEREAS, the Rights will be held by the Rights Agent under this Agreement as trustee for the shareholders of the Company until the Distribution Date; and

          WHEREAS, the Board of Directors of the Company has considered whether approval of this Agreement and the distribution of the Rights is in the best interests of the Company and all other pertinent factors; and

          WHEREAS, the Board of Directors of the Company has concluded that approval of this Agreement and the distribution of the Rights is in the best interests of the Company because the existence of the Rights will help (i) reduce the risk of coercive two-tiered, front-end loaded or partial offers that may not offer fair value to all shareholders, (ii) mitigate against market accumulators who through open market and/or private purchases may achieve a position of substantial influence or control without paying to selling or remaining shareholders a fair control premium, (iii) deter market accumulators who are simply interested in putting the Company into "play" (iv) restrict self-dealing by a substantial shareholder, and (v) preserve the Board of Directors' bargaining power and flexibility to deal with third-party acquirors and to otherwise seek to maximize values for all shareholders.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

               (1) "Acquiring Person" shall mean any Person who or which together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

               (2) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General
Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date hereof (the "Exchange Act").

               (3) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" any securities:

               (1) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; Provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or
          Section 22 hereof (the "Original Rights') or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

               (2) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial" ownerships of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own" any security under this subparagraph (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (3) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting
          (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (c)) or disposing of any voting securities of the Company,

provided, however, that nothing in this paragraph (c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own" any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (4) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New
York are authorized or obligated by law or executive order to close.

          (5) "Close of business" an any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New
York, New York time, on the next succeeding Business Day.

          (6) "Common Share" shall mean the shares of Common Stock, par value $.10 per share, of the Company and, to the extent that there are not a sufficient number of Common Shares authorized to permit the full exercise of the Rights, shares of any other class or series of the Company designated for such purpose containing terms substantially similar to the terms of the Common Shares, except that "Common Share" when used with reference to any Person other than the Company shall mean the shares of capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

          (7)  Intentionally left blank.

          (8)  "Distribution Date" shall have the meaning set forth in
Section 3 hereof.

          (9)  "Expiration Date" shall have the meaning set forth in
Section 7(a).

          (10) "Person" shall mean any individual, firm, corporation, partnership or other entity.

          (11) "Preferred Share" shall mean a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company and, to the extent that there are not a sufficient number of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, shares of any other series of Series Preferred Stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

          (12) "Preferred Share Fraction" shall mean one three-hundredth of a Preferred Share.

          (13) "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii) (A), (B) or (C) hereof.

          (14) "Section 13 Event" shall mean any event described in clauses
(x), (y) or (z) of Section 13(a) hereof.

          (15) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section
13(d) under the Exchange Act) by the Company or an Acquiring
Person that an Acquiring Person has become such.

          (16) "Subsidiary" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          (17) "Trading Day" shall have the meaning set forth-in Section 11(d)(i) hereof.
(1)
          (18) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

          Unless otherwise specified, where reference is made in this Agreement to sections of, and the General Rules and Regulations under, the Exchange Act, such reference shall mean such sections and rules as amended from time to time and any successor provisions thereto.

          Section 2.     Appointment of Rights Agent.

          (1) The Company hereby appoints the Rights Agent to act as agent for the Company and trustee for the beneficial owners of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

          (2) On the Record Date, the Company will deliver a Rights Certificate to the Rights Agent, registered in the name of the Rights Agent as trustee for the beneficial owners of the Rights represented thereby, for that number of Rights equal to the number of Common Shares issued and outstanding on the Record
Date, and the Rights Agent shall hold the Rights represented thereby in trust for the beneficial owners in accordance with the provisions of this Agreement.

          Section 3.     Issue of Rights Certificates.

          (1) Until the earlier of (i) the close of business on the tenth day after a Stock Acquisition Date involving an Acquiring Person that has become such in a transaction as to which the Board of Directors has not made the determination referred to in Section
11(a)(ii)(B) hereof, or (ii) the close of business on such date as may be fixed by the Board of Directors of the Company by notice to the Rights Agent and publicly announced by the Company, which date shall not be later than 65 days after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General
Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the "Beneficial Owner" of 20% or more of the Common Shares then outstanding (the earlier of (i) and (ii) being herein referred to as the "Distribution
Date"), (x) beneficial interests in the Rights will be evidenced
(subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common
Shares shall be deemed also to be certificates for beneficial interests in the Rights) and not by separate certificates, and
(y) the Rights and beneficial interests therein will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company).
As soon as practicable after the Distribution Date, the Rights
Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the
"Rights Certificates"), evidencing one Right for each Common
Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. Upon the distribution of the Rights
Certificates as provided in this subsection (a), the trust created hereby shall cease.

          (2) As promptly as practicable following the Record Date the Company will send a copy of a Summary of Rights, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common
Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Shares outstanding as of the Record Date, until the Distribution Date, beneficial interests in the Rights will be evidenced by such certificates for the Common Shares and the registered holders of the Common
Shares shall also be the registered holders of the beneficial interests in the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7 hereof), the transfer of any certificates representing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares. Certificates issued after the Record Date upon the transfer of Common Shares outstanding on the Record Date shall bear the legend set forth in subsection
(c).

          (3) Except as provided in Section 22 hereof, Rights shall be issued in respect of all Common Shares that are issued (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such Common
Shares shall also be deemed to be certificates for beneficial interests in the associated Rights, and shall bear the following legend:

               "This certificate also evidences a
               beneficial interest in and entitles
               the holder hereof to certain rights
               as set forth in the Rights
               Agreement between Charming Shoppes,
               Inc. (the "Company") and American
               Stock Transfer & Trust Company (the
               "Rights Agent") dated as of April
               26, 1999 (the "Rights Agreement"),
               and as the same may be amended from
               time to time, the terms of which
               are hereby incorporated herein by
               reference and a copy of which is on
               file at the principal offices of
               the Company.  Under certain
               circumstances, as set forth in the
               Rights Agreement, such Rights will
               be evidenced by separate
               certificates and beneficial
               interests therein will no longer be
               evidenced by this certificate.  The
               Company will mail to the holder of
               this certificate a copy of the
               Rights Agreement, as in effect on
               the date of mailing, without charge
               promptly after receipt of a written
               request therefor.  Under certain
               circumstances set forth in the
               Rights Agreement, Rights issued to,
               or held by, any Person who is, was
               or becomes-an Acquiring Person or
               any Affiliate or Associate thereof
               (as such terms are defined in the
               Rights Agreement), whether
               currently held by or on behalf of
               such Person or by any subsequent
               holder, may become null and void."

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, beneficial interests in the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of beneficial interests in the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of beneficial interests in the Rights associated with the Common Shares represented by such certificates.

          Section 4.     Form of Rights Certificates.

          (1) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and
Section 22 hereof, the Rights Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of Preferred Share Fractions as shall be set forth therein at the price set forth therein (such exercise price per Preferred Share Fraction, the "Purchase Price"), but the amount of securities purchasable upon the exercise of each Right and the Purchase
Price thereof shall be subject to adjustment as provided herein.

          (2)  Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights that the Company knows are beneficially owned by:  (i) an Acquiring Person or any
Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate)
who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such
Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred
Rights or (B) a transfer that the Board of Directors of the
Company has determined is part of an oral or written plan,
agreement, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e) hereof, and any
Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          "The Rights represented by this Rights
          Certificate are or were beneficially owned by a Person who was or became an Acquiring
          Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement."

          Section 5.     Countersignature and Registration.

          (1) The Rights Certificates shall-be executed on behalf of the Company by its Chairman of the Board, its President or any Vice
President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant
Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

          (2) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights
Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the Certificate number and the date of each of the Rights
Certificates.

          Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights
Certificates.

          (1)  Subject to the provisions of Section 4(b), Section 7(e) and
Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another
Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Preferred Share Fractions
(or, following a Triggering Event, Common Shares or other securities, cash or other assets, as the case may be, as the Rights Certificate or Certificates surrendered then entitled such holder or former holder in the case of a transfer). Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such Purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former
Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (2) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights
Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

          (1) Subject to subsection (e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby
(except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in
Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (except as provided in Section 11(q) hereof) with respect to the total number of Preferred Share Fractions (or Common Shares, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable (except as provided in Section 11(q) hereof), at or prior to the earliest of (i) the close of business on April 25, 2009 (the "Final Expiration
Date"), (ii) the consummation of a transaction contemplated by
Section 13(d) hereof, or (iii) the time at which the Rights are redeemed or terminated as provided in Section 23 hereof (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

          (2) The Purchase Price for each Preferred Share Fraction pursuant to the exercise of a Right shall initially be $20.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with subsection (c).

          (3) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per Preferred Share Fraction (or Common Shares, other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) and Section 14(b) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such Shares) certificates for the total number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit some or all of the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Preferred Share Fractions as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made, at the election of the holder of the Rights Certificate, (x) in cash or by certified bank check or money order payable to the order of the Company, or (y) by delivery of Rights if and to the extent authorized by Section 11(q) hereof. In the event that the Company is obligated to issue other securities of the Company (including Common Shares) pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if, and when appropriate.

          (4) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new
Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section
14 hereof.

          (5) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred
Rights or (B) a transfer which the Board of Directors of them
Company has determined is part of an oral or written plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise; provided, however, that the Rights held by an Acquiring Person, an Affiliate or Associate of an Acquiring
Person or the transferees of such Persons referred to above shall not be voided unless the Acquiring Person in question or an Affiliate or Associate of such Acquiring Person shall be involved in the transaction giving rise to the Section 11(a)(ii) Event.
The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates' or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

          (6) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section
7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on-the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former
Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9. Reservation and Availability of Capital Stock; Registration of Securities.

          (1) The Company covenants and agrees that it will cause to be reserved and kept available for issuance upon the exercise of outstanding Rights as many of its authorized and unissued
Preferred Shares (and, following the occurrence of a Triggering
Event, out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued shares held in its treasury), which together shall at all times after the Distribution Date be sufficient to permit the exercise in full of all outstanding Rights.

          (2) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares and other securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (3) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement or statements under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form or forms, (ii) cause such registration statement or statements to become effective as soon as practicable after such filing, and (iii) cause such registration statement or statements to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this subsection (c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to-become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

          (4) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares
(and, following a Triggering Event, Common Shares or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and, with respect to Preferred
Shares, Common Shares or other shares of capital stock, fully paid and nonassessable.

          (5) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of Preferred Share Fractions (or Common Shares or other securities, as the case may be) upon the exercise of Rights. The
Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Preferred Share Fractions (or Common
Shares or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights
Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of Preferred Share
Fractions (or Common Shares or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10. Capital Stock Record Date. Each Person in whose name any certificate for a number of Preferred Share Fractions
(or Common Shares or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred
Share Fractions (or Common Shares or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase
Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open.
Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares and other securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (1) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on any security of the Company payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares, or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the adjusted Purchase Price, the aggregate number and kind of Preferred Shares or capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Share transfer books were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

               (ii) In the event:

                  (1) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the Stock Acquisition Date, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company or other equity securities of the Company shall remain outstanding, (2) shall, in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for Common Shares, for shares of other equity securities of the Company, or for securities exercisable for or convertible into shares of equity securities of the Company
          (Common Shares or otherwise) or otherwise obtain from the Company, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into shares of such equity securities (other than pursuant to a pro rata distribution to all holders of Common Shares), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of assets in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries, on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, other than pursuant to a Section 13 Event, (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of assets having an aggregate fair market value of more than $5,000,000 in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of the Company's Subsidiaries (other than incidental to the lines of business, if any, engaged in as of the date hereof between the Company and such Acquiring Person or Associate or Affiliate), other than pursuant to a
          Section 13 Event, (5) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) shall receive the benefit, directly or indirectly (except proportionately as a shareholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

                  (2) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date become the Beneficial Owner of 20% or more of the Common Shares then outstanding, unless the event causing the 20% threshold to be crossed is a Section 13 Event, or is an acquisition of Common Shares pursuant to a tender offer or an exchange offer for all outstanding Common Shares at a price and on terms that provide fair value to all shareholders, as determined by at least a majority of the Board of Directors of the Company, after taking into consideration all factors that such members of the Board of Directors deem relevant, including, without limitation, the long-term prospects and value of the Company and the prices and terms that such members of the Board of Directors believe, in good faith, could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value, or

                  (3) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a
          Section 13 Event or series of such Events (whether or not with or into or otherwise involving an Acquiring Person) that has the effect, directly or indirectly, of increasing by more than its proportionate share, the outstanding shares of any class of equity securities of the Company or any of the Company's Subsidiaries that is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person,

          then, promptly following the first occurrence of a
          Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of Preferred Share Fractions, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Preferred Share Fractions for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) hereof) per Common Share on the date of such first occurrence (such number of shares, the "Adjustment Shares").

               (iii) In the event that the number of Common Shares that are authorized by the Company's Articles but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price,
          (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares of the same or a different class or other equity securities of the Company (including, without limitation, preferred shares or units of preferred shares that a majority of the Board of Directors of the Company in office at the time has deemed (based, among other things, on the dividend and liquidation rights of such preferred shares) to have substantially the same economic value as Common Shares (such preferred shares, hereinafter referred to as "common share equivalents"),
          (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Board of Directors of the Company in office at the time after considering the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this
          Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. The Company shall make a public announcement when the exercisability of the Rights has been temporarily suspended, and again when such suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current market price (as determined pursuant to Section 11(d) hereof) per Common Share on the Section 11(a)(ii) Trigger Date and the value of any common share equivalent shall be deemed to have the same value as the Common Shares on such date.

          (2) In case the Company shall fix a record date for the issuance of rights, options or warrants to holders of any security of the Company entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred
Shares or equivalent preferred shares at a price per Preferred
Share or per equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current market price (as determined pursuant to Section 11(d) hereof) per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Company, the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

          (3) In case the Company shall fix a record date for a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly dividend out of the earnings or retained earnings of the Company), assets (other than a regular quarterly dividend referred to above or dividend payable in Preferred Shares, but including any dividend payable in stock other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per Preferred Share on such record date, less the then fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Preferred Share and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

          (4) (i) For the purpose of any computation hereunder, other than computations made pursuant to section 11(a)(iii) hereof, the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to section 11(a)(iii) hereof, the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current market price per Common Share is determined during a period following the announcement by the issuer of such Common Share of (A) a dividend or distribution on such Common Share payable in Common shares or securities convertible into Common Shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (ii) For the purpose of any computation hereunder, the "current market price" per Preferred Share shall be determined in the same manner as set forth above for the Common Shares in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per Preferred Share shall be conclusively deemed to be an amount equal to 300 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current market price per Common Share. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current market price" per Preferred Share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of a Preferred Share Fraction shall be equal to the current market price of one Preferred Share divided by 300.

          (5) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this subsection (e), any adjustment required by this
Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the transaction that mandates such adjustment, or (ii) the Expiration Date.

          (6) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be Subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (e), (g),
(h), (i), (j), (k), (m) and (q), and the provisions of Sections
7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (7) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Share Fractions purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (8) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase
Price as a result of the calculations made in subsections (b) and
(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Preferred Share Fractions (calculated to the nearest one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of Preferred
Share Fractions covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (9) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Preferred Share Fractions purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Preferred Share Fractions for which a Right was exercisable immediately prior to such adjustment.
Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth of a Preferred Share) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. The record date for the adjustment may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights
Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights
Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (10) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Share Fractions issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Preferred Share Fraction and the number of Preferred Share
Fractions that were expressed in the initial Rights Certificates issued hereunder.

          (11) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated or par value, if any, of the number of Preferred Share Fractions issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable Preferred Share Fractions at such adjusted Purchase Price.

          (12) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Preferred
Share Fractions and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Share Fractions and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

          (13) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash or Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

          (14) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other
Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (15) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (16) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights
Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or
(iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common
Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

          (17) In the event that the Rights become exercisable following a
Section 11(a)(ii) Event, the Company, by action of a majority of the Board of Directors of the Company in office at the time, may permit the Rights, subject to Section 7(e) hereof, to be exercised for 50% of the Common Shares (or cash or other securities or assets to be substituted for the Adjustment Shares pursuant to subsection (a)(iii)) that would otherwise be purchasable under subsection (a), in consideration of the surrender to the Company of the Rights so exercised and without other payment of the Purchase Price. Rights exercised under this subsection (g) shall be deemed to have been exercised in full and shall be canceled.

          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section
11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Shares and the Common Shares, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

          Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

          (1) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person
(other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case and except as contemplated by subsection (d), proper provision shall be made so that:

               (1) each holder of a Right, except as provided in Section 7(e) hereof or subsection (e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non assessable and freely tradeable Common Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Preferred Share Fractions for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii)
          Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares for which a Right was exercisable immediately prior to the first occurrence of a
          Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per Common Share of such Principal Party on the date of consummation of such Section 13 Event,

               (2) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

               (3) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

               (4) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and

               (5) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

               (2)  "Principal Party" shall mean

               (1)  in the case of any transaction described in clause (x) or
          (y) of the first sentence of subsection (a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

               (2) in the case of any transaction described in clause (z) of the first sentence of subsection (a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person, and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

          (3) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number-of authorized shares of its Common Shares that have not been issued or reserved for issuance to permit the
exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a
supplemental agreement providing for the terms set forth in
paragraphs (a) and (b) of this section 13 and further providing that, as soon as practicable after the date of any Section 13 event, the Principal Party will
(1)
               (1) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

               (2) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable solely in the manner described in Section 13(a).

          (4)  Notwithstanding anything in this Agreement to the contrary,
Section 13 (other than this subsection (d)) shall not be applicable to, and the term "Section 13 Event" shall not include, a transaction described in subparagraphs (x) and (y) of Section
13(a) if (i) such transaction is consummated with a Person, or Persons who acquired Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares that complies with the, provisions of Section 11(a)(ii)(B) hereof (or a wholly owned Subsidiary of any such Person or Persons), (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender or exchange offer. Upon consummation of any such transaction contemplated by this subsection (d), all Rights hereunder shall expire

          (5) In the event that the Rights become exercisable under subsection (a) (except as provided in subsection (d)), the Company, by action of a majority of the Board of Directors of the Company in office at the time, may agree with the Principal Party that the Principal Party shall permit the Rights to be exercised for 50% of the Common Shares of the Principal Party that would otherwise be purchasable under subsection (a), in consideration of the surrender to the Principal Party, as the successor to the Company under subsection (a) (ii), of the Rights so exercised and without other payment of the Purchase Price. Rights exercised under this subsection (e) shall be deemed to have been exercised in full and shall be canceled.

          Section 14.    Fractional Rights and Fractional Shares.

          (1) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in
Section 11(p) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this subsection (a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York
Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (2) The Company shall not be required to issue fractions of Preferred Shares upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares, except in each case for fractions which are integral multiples of Preferred Shares. In lieu of fractional Preferred Shares that are not integral multiples of Preferred Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Preferred
Share. For purposes of this subsection (b), the current market value of one Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (3) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common
Shares, the Company may pay to the registered holders of Rights
Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this subsection (c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (4) The holder of a Right or a beneficial interest in a Right by the acceptance thereof expressly waives his right to receive any fractional Rights or any fractional Common Shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement other than those vested in the Rights Agent in
Section 18, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution
Date, of the Common Shares), without the consent of the Rights
Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.
Without limiting the foregoing or any remedies available to the holders of Rights or beneficial interests therein, it is specifically acknowledged that the holders of Rights or beneficial interests therein would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

          Section 16. Agreement of Rights Holders. Every holder of a Right or a beneficial interest in a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other such holder that:

          (1) prior to the Distribution Date, beneficial interests in the Rights will be transferable only in connection with the transfer of Common Shares;

          (2) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or Offices of the Rights
Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (3) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby
(notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights
Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

          (4) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Preferred Share Fractions or any other securities of the Company (including the Common Shares) that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18.    Concerning the Rights Agent.

          (1) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (2) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

          Section 19.    Merger or Consolidation or Change of Name of
Rights Agent.

          (1) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor
Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto;
provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof.  In case at the time such successor Rights
Agent shall succeed to the agency and trust created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (2) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered the Rights Agent may adopt the countersignature under its prior name and deliver
Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates or beneficial interests in the Rights, by their acceptance thereof, shall be bound:

          (1) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (2) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the current market price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (3) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (4) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same
(except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (5) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights
Agent) or in respect of the validity or execution of any Rights
Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights
Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a Certificate furnished pursuant to Section 12, describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common
Shares or Preferred Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable:

          (6) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (7) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice
President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights
Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights
Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (8) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement, and none of such actions shall constitute a breach of trust. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (9) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

          (10) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (11) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' prior written notice mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' prior written notice mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated
Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights
Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights
Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized, doing business and in good standing under the laws of the United States or of any state, having a principal office in the State of New York or the Commonwealth of Pennsylvania, that is authorized by law to exercise corporate trust and stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its-appointment as Rights Agent a combined capital and surplus adequate in the judgment of a majority of the Board of Directors of the Company in office at the time to assure the performance of its duties hereunder and the protection of the interests of the Company and the holders of Rights or beneficial interests therein, or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights
Agent and each transfer agent of the Common Shares and Preferred
Shares and mail a notice thereof in writing to the registered holders of the Rights Certificates or, prior to the Distribution
Date, to the registered holders of the Common Shares. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance, sale or delivery of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued, sold or delivered pursuant to the exercise of stock options, stock appreciation rights grants or awards outstanding on the Distribution Date under any benefit plan or arrangement for employees or directors, or upon the exercise, conversion or exchange of securities outstanding on the Record Date or hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          Section 23.    Redemption and Termination.

          (1) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following a Stock Acquisition Date (or, if the Stock
Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record
Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Company may, at its option, pay the Redemption Price either in Common Shares (based on the "current market price", as defined in Section 11(d)(i) hereof, of the Common Shares at the time of redemption) or cash. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

          (2) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          (3) In deciding whether or not to exercise the Company's right of redemption hereunder, the directors of the Company shall act in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a Person of ordinary prudence would use under similar circumstances.

          Section 24.    Notice of Certain Events.
Section 1.
          (1) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred
Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other
Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights
Certificate, to the extent feasible and in accordance with
Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty
(20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Shares, whichever shall be the earlier.

          (2) Upon the occurrence of a Section 11(a)(ii) Event, (i) the Company shall as soon as practicable thereafter give to each holder of a Right, to the extent feasible and in accordance with
Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

          Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Charming Shoppes, Inc.
               450 Winks Lane
               Bensalem, Pennsylvania  19020
               Attention: Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               American Stock Transfer & Trust Company
               40 Wall Street
               New York, NY 10005
               Attention:  Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 26.    Supplements and Amendments.

          (1) Prior to the Distribution Date the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Common Shares. From and after the Distribution Date the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights Certificates; provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause
(iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the beneficial owners of Rights shall be deemed coincident with the interests of the holders of Common Shares.

          (2) In deciding whether or not to supplement or amend this Agreement, the directors of the Company shall act in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a Person of ordinary prudence would use under similar circumstances, and they may consider the effects of any action upon employees, suppliers and customers of the Company and upon communities in which offices or other establishments of the Company are located, and all other pertinent factors.

          Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights
Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General
Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to
(i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend or supplement the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

          Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights
Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

          Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent
Jurisdiction or other Authority to be invalid, void or unenforceable for any purpose or under any set of circumstances or as applied to any Person, such invalid, void or unenforceable term, provision, covenant or restriction shall continue in effect to the maximum extent possible for all other purposes, under all other circumstances and as applied to all other Persons; and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such Court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

          Section 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of such jurisdiction applicable to contracts made and to be performed entirely within such jurisdiction.

          Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              CHARMING SHOPPES, INC.


                              By_________________________________
                              Name:     Dorrit J. Bern
                              Title:    Chief Executive Officer


                              AMERICAN STOCK TRANSFER & TRUST
                              COMPANY


                              By_________________________________
                              Name:______________________________
                              Title:_____________________________